UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

Amendment to the Company’s Bylaws. As described below under Item 5.07 of this Current Report, the 2012 annual meeting of shareholders (the “Annual Meeting”) of Pacific Mercantile Bancorp (the “Company”) was held on May 17, 2012. At that Meeting, the Company’s shareholders approved an amendment to Section 2 of Article III of the Company’s Bylaws, increasing the authorized number of the Company’s directors to a minimum of seven (7) and a maximum of thirteen (13). A copy of the Bylaws, as so amended, is attached as Exhibit 3.8A to this Current Report. Prior to the Bylaw amendment the authorized number of directors was a minimum of five (5) and a maximum of nine (9).

In all other respects Section 2 of Article III remains unchanged and continues to provide that the number of authorized directors within the range of 7 and 13 directors may be fixed from time to time either by (i) a resolution approved by the Board of Directors or (ii) an amendment of Section 2 of Article III adopted by vote of the shareholders. As described below in Item 5.2 of the Current Report, following the Annual Meeting, the Board adopted a resolution fixing the authorized number of directors at 10.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Additional Directors

As we reported in our Current Report on Form 8-K dated February 28, 2012 (the “February 2012 Current Report”), we entered into an Amended and Restated Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Carpenter Community Bancfund, LP and Carpenter Community Bancfund-A, LP (collectively, the “Carpenter Funds”), pursuant to which they agreed to purchase $26.3 million of shares of our common stock, subject to the satisfaction of certain conditions, including the receipt of required bank regulatory approvals. As also reported in that Current Report, at the same time we entered into an Amended & Restated Investor Rights Agreement (the “Investor Rights Agreement”) with the Carpenter Funds. That Agreement provided, among other things, that if the Carpenter Funds consummated their purchase of the $26.3 million of shares of our common stock, three individuals, designated by the Carpenter Funds and approved by our directors, would be appointed to the Company’s Board of Directors, subject to the Company receiving confirmation from its federal bank regulator that those three individuals met bank regulatory standards to be able to serve as directors of a bank holding company.

The Carpenter Funds’ Board-designees were Edward J. Carpenter, John D. Flemming and Michael P. Hoopis. Messrs. Carpenter and Flemming are co-managers of the general partner, and are therefore affiliates, of the Carpenter Funds. Information regarding the respective occupations and business experience of Messrs. Carpenter, Flemming and Hoopis is set forth at pages 27 and 28 of the Proxy Statement for the Annual Meeting, and such information is hereby incorporated into this Current Report by this reference.

As we previously reported, the Carpenter Funds consummated their purchase of $26.3 million of shares of our common stock on April 23, 2012.

Moreover, at a meeting of the Company’s Board of Directors held on May 17, 2012, after the conclusion of the Annual Meeting, the Board was informed that the Company had received a notice from its federal bank regulator confirming that the three Carpenter Funds’ Board designees met the bank regulatory standards to serve as directors of a bank holding company. Accordingly, pursuant to the Investor Rights Agreement with the Carpenter Funds, at that meeting the Board of Directors (i) adopted a resolution increasing the authorized number of directors from 7 to 10, and (ii) to fill the three vacancies created thereby, appointed Messrs. Carpenter, Flemming and Hoopis to the Board to serve until the next annual shareholders meeting and until their respective successors are elected and qualify to serve.

In addition, in accordance with its policy that the positions of principal executive officer and Chairman of the Board of Directors should be separate, at its meeting the Board also elected Edward J. Carpenter as the Chairman of the Board of Directors. Moreover, Michael P. Hoopis, who qualifies as an “audit committee financial expert” (as that term is defined in SEC and NASDAQ rules), was appointed as a member of the Audit Committee.

Since the beginning of 2011, there has been no transaction, involving an amount in excess of $120,000, between the Company and Mr. Hoopis nor, except as described below, between the Company and any of Messrs. Carpenter or Flemming or the Carpenter Funds.

Sale of $3.7 Million of Series B Preferred Shares to the Carpenter Funds. As described in the Company’s Current Report on Form 8-K dated August 26, 2011 (the “August 2011 Current Report”), on that date the Carpenter Funds purchased from us a total of 37,000 shares of our Series B Convertible 8.4% Noncumulative Preferred Stock (the “Series B Preferred Shares”), for an aggregate cash purchase price of $3.7 million. A summary of the material terms of this sale of the Series B Preferred Shares to the Carpenter Funds, which is included in that Current Report, and a copy of the Series B Preferred Stock Purchase Agreement, attached as Exhibit 10.1 to that Current Report, are incorporated into this Current Report by this reference.

Sale of $26.3 million of Shares of Common Stock to the Carpenter Funds. As reported in the Company’s Current Report on Form 8-K dated April 23, 2012 (the “April 2012 Current Report”), the Carpenter Funds consummated their purchase of the $26.3 million of shares of the Company’s common stock, by purchasing a total of 4,201,278 shares of our common stock for a cash purchase price of $6.26 per share. Concurrently with that purchase, the Carpenter Funds purchased from the Company, for an aggregate purchase price of $51,105, a warrant that will entitle the Carpenter Funds to purchase up to an additional 408,834 shares of the Company’s common stock, at an exercise price of $6.26 per share, provided that certain conditions are satisfied prior to the expiration of the four year term of the warrant. A description of the materials terms of the foregoing transactions, which is included in the Company’s February 2012 Current Report, and copies of the Common Stock Purchase Agreement and other agreements, attached as Exhibits 10.1, 10.2 and 10.3, respectively, to that Current Report, are incorporated into this Current Report by this reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described in Item 3.03 above, the Company held its Annual Meeting of Shareholders on May 17, 2012. A total of 14,559,307 shares were eligible to be voted at the Annual Meeting (the “voting shares”), comprised of (i) 12,454,045 shares of common stock that were outstanding on April 11, 2012, the record date for the Annual Meeting (the “Record Date”), and (ii) the 2,105,262 shares into which the Company’s 112,000 outstanding Series B Preferred Shares were convertible (the “Conversion Shares”).

The holders of a total of 9,683,680 voting shares, constituting 66.5% of the number of shares eligible to be voted, were present in person or by proxy at the Annual Meeting, comprised of 7,578,418 shares of common stock and 2,105,262 Conversion Shares. The following is a brief description of, and the outcome of the voting on, each Proposal presented for a vote of shareholders at the Annual Meeting.

Proposal No. 1—Election of Directors.

The Board of Directors had originally nominated nine candidates to stand for election to the Board at the Annual Meeting. However, as previously reported, George H. Wells, the Chairman of the Board of Directors and a nominee for re-election to the Board, died unexpectedly on May 6, 2012. Because there was not sufficient time, prior to the Annual Meeting, to identify and select a candidate qualified to replace Mr. Wells on the slate of Board candidates, a decision was made by the Board to reduce the authorized number of directors by one to eliminate the vacancy created by Mr. Wells’ death and the votes cast at the Annual Meeting for his election were not counted.

Consequently, the other eight candidates nominated by the Board, who are named in the table below, stood for election as directors at the Annual Meeting. Since no other candidates were nominated for election to the Board at the Annual Meeting, the election was uncontested.

At the Annual Meeting, each shareholder was entitled to cast one vote for each voting share owned as of the Record Date, for each of up to eight candidates placed in nomination at the Annual Meeting. Under California law, the eight candidates who received the highest number of votes cast were elected.

The shareholders elected all eight of the candidates nominated by the Board of Directors to serve as members of the Board of Directors for the ensuing year, by the following votes.

Nominees:	Votes Cast For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted
George L. Argyros	9,410,910	97.2%	272,770	2.8%
Raymond E. Dellerba	9,426,303	97.3%	257,377	2.7%
Warren T. Finley	8,835,532	91.2%	848,148	8.8%
Neil B. Kornswiet	9,470,336	97.8%	213,344	2.2%
Andrew Phillips	9,474,136	97.9%	209,544	2.1%
Daniel A. Strauss	9,472,136	97.8%	211,544	2.2%
John Thomas, M.D.	8,778,290	90.7%	905,390	9.3%
Gary M. Williams	8,899,558	91.9%	784,122	8.1%

There were no broker non-votes cast in the election of directors.

Although Mr. Kornswiet was elected at the Annual Meeting to serve as a member of the Board of Directors, his term of office will not commence until the Company receives notice, from its federal banking regulator, that he meets the qualification to serve as a director of a bank holding company. Upon receipt of that notice, the authorized number of directors will be increased from 10 to 11 and Mr. Kornswiet will then commence his service on the Board.

Proposal No. 2. — Bylaw Amendment.

As discussed in Item 3.03 above, the Company’s shareholders approved the amendment to the Company’s Bylaws to increase the authorized number of directors to a minimum of 7 and a maximum of 13 directors.

At the Annual Meeting, each shareholder was entitled to cast a number of votes on this proposal equal to the number of voting shares owned by such shareholder as of the Record Date.

Approval of the Bylaw amendment required the affirmative vote of the holders of not less than a majority of the sum of (i) the outstanding shares of common stock, and (ii) the number of shares of common stock into which the Series B Proposed Shares were convertible, in each case as of the Record Date, voting together as if they comprised a single class of shares. The Bylaw amendment was approved by our shareholders at the Annual Meeting by the following vote:

	FOR		AGAINST		ABSTAIN
	Number	Percent(2)	Number	Percent(2)	Number	Percent(2)
Common and Series B Preferred Shares(1)	9,397,656	64.6%	210,164	1.4%	75,860	0.5%

(1)	Voting together as a single class, with the holders of the Series B Shares voting on an “as-converted” basis.
(2)	Percent of 14,559,307 shares entitled to be voted on Proposal No. 2.

There were no broker non-votes with respect to Proposal No. 2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description of Exhibits
3.8A	Pacific Mercantile Bancorp Bylaws, Amended and Restated as of May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 18, 2012	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
3.8A	Pacific Mercantile Bancorp Bylaws, Amended and Restated as of May 17, 2012.

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